EXHIBIT 99.1

                                                     NEWS FOR IMMEDIATE RELEASE
                                                         Contact: James Spiezio
                                                       Beacon Power Corporation
                                                                   978-694-9121
                                                        spiezio@beaconpower.com


               BEACON POWER ANNOUNCES SECOND-QUARTER 2004 RESULTS

Wilmington, MA - August 16, 2004 - Beacon Power Corporation (Nasdaq: BCON), a development stage company that designs, develops, configures and offers for sale, sustainable energy storage and power conversion systems that provide highly reliable, high-quality, environmentally friendly, uninterruptible electric power, today announced its financial results for the second quarter ended June 30, 2004.

For the second quarter of 2004, Beacon Power reported revenue of $126,484 and a net loss of $2.3 million, or ($0.05) per share, compared with a net loss in the second quarter of 2003 of $2.2 million, or ($0.05) per share.

During the second quarter of 2004, Beacon Power invested $.9 million in R&D, $1.2 million in SG&A and depreciation of $43,199. At June 30, 2004 the Company had $5.0 million in cash and cash equivalents. The Company's working capital was $7.2 million.

"During the quarter we recognized revenue from a government contract for research and development of potential applications for flywheel based products as well as ongoing sales of our Smart Power M5 power conversion systems." said Bill Capp, president and CEO. "We are continuing to explore a number of markets and I am particularly excited about the potential for our Smart Energy Matrix product to provide the frequency regulation to the power grid. Our Smart Energy Matrix is the first solution to provide frequency regulation of the power grid independent of other energy sources with the benefits to utilities of higher performance and lower operating costs as well as being environmentally friendly."

About Beacon Power Corporation

Beacon Power Corporation designs and develops sustainable energy storage and power conversion solutions that provide reliable electric power for the renewable energy, telecommunications, distributed generation and UPS markets. Beacon's latest product is the Smart Power M5, a 5-kilowatt power conversion system for grid-connect solar power applications. The Smart Power M5 is a UL-approved, "all-in-one" power conversion system incorporating multiple high-performance components in one unit that delivers instantaneous power in the event of a grid outage. Beacon is also known for its advanced flywheel-based Smart Energy systems, designed to provide reliable, environmentally friendly power quality solutions for electric utility transmission and distribution and other applications.


For more information, please contact James Spiezio, Chief Financial Officer at Beacon Power Corporation, tel. 978.694.9121; fax 978.694.9127; email spiezio@beaconpower.com, or send mail to 234 Ballardvale Street, Wilmington, MA 01887. Visit Beacon Power on the Internet at www.beaconpower.com

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Safe Harbor  Statements under the Private  Securities  Litigation  Reform Act of
1995:

Material contained in this press release may include statements that are not historical facts and are considered "forward-looking" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Beacon Power Corporation's current views about future events and financial performances. These forward-looking statements are identified by the use of terms and phrases such as "believe," "expect," "plan," "anticipate," and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from Beacon Power Corporation's expectation. These factors include: a short operating history; a history of losses and anticipated continued losses from operations; a need to raise additional capital combined with a questionable ability to do so; conditions in target markets; no experience manufacturing any product on a commercial basis; the company has only recently entered into the renewable energy market through its inverter products, and hence, has only limited experience in this sector; the dependence of sales on the achievement of product development and commercialization milestones; the uncertainty of the political and economic climate of any foreign countries into which Beacon hopes to sell, including the uncertainty of enforcing contracts and the potential substantial fluctuation in currency exchange rates in those countries; significant technological challenges to successfully complete product development; dependence on third-party suppliers; intense competition from companies with greater financial resources; possible government regulation that would impede the ability to market products; possible product liability claims and the negative publicity which could result; any failure to protect intellectual property; the possible need in the future to hire and retain key executives; the recent volatility in the stock price of companies operating in the same sector; the power of controlling shareholders and the limited ability of others to influence the outcome of matters put to the vote of shareholders. These factors are elaborated upon and other factors may be disclosed from time to time in Beacon Power Corporation's filings with the Securities and Exchange Commission. Beacon Power Corporation expressly does not undertake any duty to update forward-looking statements.

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

                     BEACON POWER CORPORATION AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)

                                         Three months ended June 30,     Six months ended June 30,
                                        ----------------------------    ----------------------------
                                             2004            2003            2004            2003
                                        ------------    ------------    ------------    ------------
Revenue .............................        126,484            --           183,891            --

Cost of goods sold ..................        308,088            --           383,867            --
                                        ------------    ------------    ------------    ------------
Gross profit ........................       (181,604)           --          (199,976)           --

Operating expenses:
  Selling, general and administrative      1,212,428       1,261,019       2,288,690       2,479,668
  Research and development ..........        921,266         952,098       1,969,506       1,911,004
  Depreciation and amortization .....         43,199          43,581          89,785         143,270
                                        ------------    ------------    ------------    ------------
    Total operating expenses ........      2,176,893       2,256,698       4,347,981       4,533,942
                                        ------------    ------------    ------------    ------------

Loss from operations ................     (2,358,497)     (2,256,698)     (4,547,957)     (4,533,942)

Other income, net ...................         92,292          37,948         133,025          85,817
                                        ------------    ------------    ------------    ------------
Loss to common shareholders .........   $ (2,266,205)   $ (2,218,750)   $ (4,414,932)   $ (4,448,125)
                                        ============    ============    ============    ============

Loss per share, basic and diluted ...   $      (0.05)   $      (0.05)   $      (0.10)   $      (0.10)
                                        ============    ============    ============    ============
Weighted-average common shares
 outstanding ........................     43,273,817      42,814,929      43,197,760      42,813,918
                                        ============    ============    ============    ============

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                     BEACON POWER CORPORATION AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                                   (unaudited)

                                                    June 30,       December 31,
                                                      2004             2003
                                                 -------------    -------------
Assets
Current assets:
 Cash and cash equivalents ...................   $   4,999,460    $   8,909,261
 Accounts receivable, trade, net .............         145,592          128,133
 Inventory, net ..............................         809,542          238,684
 Prepaid expenses and other current assets ...         483,303          773,226
 Investments .................................       3,254,231        1,163,758
                                                 -------------    -------------
   Total current assets ......................       9,692,128       11,213,062

Property and equipment, net ..................         326,247          357,180
Restricted cash ..............................         360,011          405,232
Other assets .................................          54,795           91,325
                                                 -------------    -------------
Total assets .................................   $  10,433,181    $  12,066,799
                                                 =============    =============

Liabilities and Stockholders' Equity
Current liabilities:
 Accounts payable ............................   $     170,125    $     148,075
 Accrued compensation and benefits ...........         227,230          156,000
 Other accrued expenses ......................         819,827          664,527
 Restructuring reserve .......................       1,234,418        1,406,191
                                                 -------------    -------------
   Total current liabilities .................       2,451,600        2,374,793

Stockholders' equity:
 Common stock ................................         434,657          431,075
 Deferred stock compensation .................        (153,471)        (832,639)
 Additional paid-in-capital ..................     133,754,545      133,796,667
 Other comprehensive income ..................       2,063,879             --
 Deficit accumulated during the development
   stage .....................................    (128,018,369)    (123,603,437)
 Less: treasury stock, at cost ...............         (99,660)         (99,660)
                                                 -------------    -------------
   Total stockholders' equity ................       7,981,581        9,692,006

Total liabilities and stockholders' equity ...   $  10,433,181    $  12,066,799
                                                 =============    =============


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